UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2003

Heritage Commerce Corp
(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Almaden Boulevard
San Jose, California    95113
(Address of principal executive offices including zip code)

(408) 947-6900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former Address, if changed since last report)

Item 9. Regulation FD disclosure.

This Form 8-K is being furnished to report information pursuant to Item 12 - Disclosure of Results of Operations and Financial Condition. See Item 12 below.

Item 12. Disclosure of results of operation and financial condition

On April 24, 2003, Heritage Commerce Corp issued a press release announcing preliminary results for the quarter ended March 31, 2003. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 7. Financial statements and exhibits.

(C) Exhibits.

99.1    Press Release, dated April 24, 2003, entitled "Heritage Commerce Corp Reports Financial Results for the First Quarter Ended March 31, 2003."

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 24, 2003	Heritage Commerce Corp
By: /s/ Lawrence D. McGovern Name: Lawrence D. McGovern Executive Vice President and Chief Financial Officer
By: /s/ Brad L. Smith Brad L. Smith Chief Executive Officer

Index to Exhibits

99.1    Press Release, dated April 24, 2003, entitled "Heritage Commerce Corp Reports Financial Results for the First Quarter Ended March 31, 2003."

Exhibit 99.1

Heritage Commerce Corp Reports Financial Results
for the First Quarter Ended March 31, 2003

Heritage Commerce Corp (the "Company") (NASDAQ: HTBK) today reported consolidated operating results for the first quarter of 2003. Consolidated net income was $1,929,000, or $0.17 per diluted share, compared to $1,513,000, or $0.13 per diluted share, for the first quarter of 2002. The increase in net income from the first quarter of 2002 is primarily due to an increase in net interest income and noninterest income partially offset by an increase in the provision for loan losses and an increase in noninterest expenses. Annualized return on average assets and return on average equity for the first quarter of 2003 were 0.85% and 9.32%, respectively, compared with returns of 0.67% and 8.11%, respectively, for the first quarter of 2002.

Net interest income increased $900,000, or 10%, to $9,679,000 for the first quarter of 2003 as compared to $8,779,000 for the first quarter of 2002. The increase in net interest income is primarily attributable to an increase in the Company's net interest margin to 4.64% for the first quarter of 2003 as compared to 4.23% for the first quarter of 2002. The improvement in net interest margin is the result of a decrease in the cost of interest bearing liabilities and an increase in the volume of average loans.

The loan loss provision for the first quarter of 2003 was $1,300,000, an increase of $625,000, or 93%, from $675,000 for the first quarter of 2002. The increase in the loan loss provision is attributable to an increase in non-performing assets which were $4,800,000 as of March 31, 2003, compared to $1,026,000 as of March 31, 2002. In addition to the increase in non-performing assets, the Company has identified an $8.3 million commercial loan with risk characteristics that create uncertainty about repayment in full under the original terms of the loan. The loan is still performing and on an accrual basis and the borrower has provided additional collateral. The Company has increased its loan loss reserve to mitigate the future impact in the event that the loan is not paid in full.

Noninterest income was $2,964,000 for the first quarter of 2003, compared with $1,890,000 for the first quarter of 2002, an increase of $1,074,000, or 57%. The increase was primarily due to increases in servicing income related to SBA loans sold in the secondary market of $157,000, gains on sale of securities of $138,000, gains on sales of SBA loans of $136,000, fees from the brokerage of residential mortgages of $127,000 and service charges and fees of $95,000. In addition, the first quarter of 2003 includes $310,000 of income from the leasing of equipment. There was no income from equipment leasing in the first quarter of 2002.

Noninterest expense for the first quarter of 2003 was $8,504,000, compared with $7,701,000 for the first quarter of 2002, an increase of $803,000, or 10%. The increase in noninterest expense was primarily due to increases in salaries and benefits of $178,000, occupancy and equipment expenses of $140,000 and amortization of the Company's investments in operating leases and low income housing which increased from $85,000 in the first quarter of 2002 to $303,000 in the first quarter of 2003. The salaries and benefits increases were primarily due to the increase in activity based commissions related to the Company's residential mortgage brokerage operations.

As of March 31, 2003, the Company's total assets were $943,115,000, an increase of $14,797,000, or 2%, from $928,318,000 as of March 31, 2002 and a decrease of $15,637,000, or 2%, from $958,752,000 as of December 31, 2002. Total loans were $651,526,000 as of March 31, 2003, up 3% from $634,184,000 as of March 31, 2002 and down 3% from $673,907,000 as of December 31, 2002. The Company's allowance for loan losses was $14,247,000, or 2.19% of total loans, as of March 31, 2003, compared to $11,519,000, or 1.82% of total loans, as of March 31, 2002 and compared to $13,227,000, or 1.96% of total loans, as of December 31, 2002.

Total deposits were $824,626,000 as of March 31, 2003, compared to $824,039,000 as of March 31, 2002 and $841,936,000 as of December 31, 2002. Demand, savings and money market deposits increased $89,519,000, or 16%, from $553,461.000 at March 31, 2002 to $642,980,000 at March 31, 2003. During this same period, time deposits decreased $88,932,000, or 33%, from $270,578,000 to $181,646,000. The increase in demand, savings and money market deposits and the decrease in time deposits reflect the Company's decision to reduce its reliance on interest rate sensitive deposits, including brokered deposits, and grow core deposits.

Shareholders' equity as of March 31, 2003 increased to $84,716,000 from $75,891,000 as of March 31, 2002 and $82,865,000 as of December 31, 2002. Book value per share increased to $7.55 as of March 31, 2003, from $6.82 as of March 31, 2002 and $7.39 as of December 31, 2002. The Company's leverage capital ratio was 11.31% 'as of March 31, 2003, up from 10.22% as of March 31, 2002 and 10.80% as of December 31, 2002. The Company's capital ratios continue to be above the well-capitalized guidelines established by the bank regulatory agencies.

On January 1, 2003, Heritage Bank East Bay, Heritage Bank South Valley, and Bank of Los Altos were merged into Heritage Bank of Commerce under an internal reorganization plan approved by the Board of Directors of the Company in 2002. Heritage Bank East Bay, Heritage Bank South Valley, and Bank of Los Altos now operate as divisions of Heritage Bank of Commerce and continue to serve their local markets and communities under their current names. The consolidation of the four bank operations under one bank charter is expected to eliminate many of the duplicate activities required to maintain four separate charters, thus creating opportunities for additional cost savings and increased efficiency in the delivery of products and services.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, headquartered in San Jose. Heritage Bank of Commerce has three divisions: Heritage Bank East Bay, headquartered in the city of Fremont with an office in Danville; Heritage Bank South Valley in Morgan Hill with an office in Gilroy, and Bank of Los Altos, with two locations in Los Altos and one in Mountain View, and SBA Loan Production Offices in San Jose, Fresno, Santa Cruz, Elk Grove, Watsonville, Chico, Pittsburg, and Glendale.

The Company's common stock is listed on the Nasdaq National Market under the symbol "HTBK".

For further information about the Company's financial performance, contact Brad L. Smith, Chief Executive Officer, at (408) 947-6900 or visit the Company's website at www.heritagecommercecorp.com

Forward Looking Statement Disclaimer

This release may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to fluctuations in interest rates, inflation, government regulations and general economic conditions, and competition within the business areas in which the Company is conducting its operations, including the real estate market in California and other factors beyond the Company's control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from those indicated. For a discussion of factors which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

HERITAGE COMMERCE CORP Condensed Consolidated Financial Information (Unaudited)

                                                  At and For the Three Months Ended    Percent Change From
---------------------------------------------------------------------------------------------------------------
(Dollars in thousands,                       March 31,    December 31,   March 31,   December 31,   March 31,
except Per Share amounts)                      2003          2002          2002          2002         2002
------------------------------------------- -----------   -----------   -----------  ------------  -----------
Per Share Data
---------------------------------------------------------------------------------------------------------------
Earnings Per Share (EPS):
   Basic EPS                               $      0.17   $      0.20   $      0.14           (15)%         21%
   Diluted EPS                             $      0.17   $      0.20   $      0.13           (15)%         31%
End of Period(EOP) Book Value              $      7.55   $      7.39   $      6.82             2%         11%

EOP Shares Outstanding                      11,222,564    11,214,414    11,132,462             0%          1%
Weighted Avg. Basic Shares Outstanding      11,220,369    11,197,983    11,122,179             0%          1%
Weighted Avg. Diluted Shares Outstanding    11,481,801    11,450,945    11,394,723             0%          1%

Income Statement Data
---------------------------------------------------------------------------------------------------------------
Interest Income                            $    12,448   $    13,344   $    13,071            (7)%         (5)%
Interest Expense                                 2,769         3,296         4,292           (16)%        (35)%
Net Interest Income                              9,679        10,048         8,779            (4)%         10%

Loan Loss Provision                              1,300           597           675           118%         93%

Noninterest Income:
  Service Charges and Other Fees                   411           378           316             9%         30%
  Gain on Sale of Loans                            557           688           421           (19)%         32%
  Gain on Sales of Securities Available-For-Sale   425           250           287            70%         48%
  Servicing Income                                 425           383           268            11%         59%
  Other Noninterest Income                       1,146         1,094           598             5%         92%
Total Noninterest Income                         2,964         2,793         1,890             6%         57%

Noninterest Expense:
  Salaries & Employee Benefits                   4,712         4,355         4,534             8%          4%
  Occupancy & Equipment                          1,214         1,287         1,074            (6)%         13%
  Other Noninterest Expense                      2,578         3,204         2,093           (20)%         23%
Total Noninterest Expense                        8,504         8,846         7,701            (4)%         10%

Income Before Taxes                              2,839         3,398         2,293           (16)%         24%
Income Taxes                                       910         1,107           780           (18)%         17%
Net Income                                 $     1,929   $     2,291   $     1,513           (16)%         27%

Average Balances
---------------------------------------------------------------------------------------------------------------
Average Loans                              $   663,361   $   644,550   $   640,080             3%          4%
Average Other Earning Assets               $   182,738   $   232,315   $   201,047           (21)%         (9)%
Average Earning Assets                     $   846,099   $   876,865   $   841,127            (4)%          1%
Average Assets                             $   922,956   $   954,023   $   909,477            (3)%          1%
Average Interest Bearing Funds             $   586,378   $   606,204   $   602,060            (3)%         (3)%
Average Equity                             $    83,948   $    82,089   $    75,669             2%         11%
Average Deposits                           $   804,008   $   838,849   $   802,070            (4)%          0%

End of Period Balances
---------------------------------------------------------------------------------------------------------------
EOP Loans:
  Real Estate - Land and Contruction       $   141,165   $   147,822   $   160,939            (5)%        (12)%
  Real Estate - Mortgage                       250,668       259,974       253,418            (4)%         (1)%
  Commercial                                   256,870       263,261       215,509            (2)%         19%
  Consumer                                       2,823         2,850         4,318            (1)%        (35)%
Total EOP Loans                            $   651,526   $   673,907   $   634,184            (3)%          3%

EOP Assets                                 $   943,115   $   958,752   $   928,318            (2)%          2%

EOP Deopsits:
  Demand Deposits - Noninterest Bearing    $   245,203   $   248,616   $   216,534            (1)%         13%
  Demand Deposits - Interest Bearing            94,499        94,309        79,142             0%         19%
  Savings/Money Market                         303,278       290,417       257,785             4%         18%
  Time Deposits                                181,646       208,594       270,578           (13)%        (33)%
Total EOP Deposits                         $   824,626   $   841,936   $   824,039            (2)%          0%

EOP Equity                                 $    84,716   $    82,865   $    75,891             2%         12%

Credit Quality Data
---------------------------------------------------------------------------------------------------------------
EOP Non-Accrual Loans                      $     4,800   $     4,571   $     1,026             5%        368%
EOP Total Non-Performing Assets            $     4,800   $     4,571   $     1,026             5%        368%
EOP 90-day Past Due Loans                  $         0   $         0   $         0             0%          0%
EOP Net Charge-Offs / (Recoveries)         $       280   $      (213)  $       310           231%        (10)%
Net Charge-offs/(Recoveries) as Percent
   of Average Loans                               0.17%       (0.13)%        0.20%         231%        (15)%
EOP Loan Loss Reserves                     $    14,247   $    13,227   $    11,519             8%         24%

Ratios
---------------------------------------------------------------------------------------------------------------
Annualized ROA                                    0.85%        0.95%        0.67%         (11)%         27%
Annualized ROE                                    9.32%       11.07%        8.11%         (16)%         15%
Efficiency Ratio                                 67.26%       68.89%       72.18%          (2)%         (7)%
Noninterest Expense as Percent of Average As      3.74%        3.68%        3.43%           2%          9%
Net Interest Margin                               4.64%        4.55%        4.23%           2%         10%
Allowance for Loan Losses:
  to Total Loans                                  2.19%        1.96%        1.82%          12%         20%
  to Non-Performing Loans                          297%         289%       1,123%           3%        (74)%
Leverage Ratio                                   11.31%       10.80%       10.22%           5%         11%